UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 23, 2012

Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota		55350
(Address of Principal Executive Offices)		(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2012 we entered into an Amendment No. 2 to Revolving Credit and Security Agreement with PNC Bank, National Association, as agent and a lender. The amendment modifies certain of the financial covenants under the existing Revolving Credit and Security Agreement dated as of September 16, 2011, as amended, (i) to eliminate the fixed charge coverage ratio requirement for our fiscal quarters ended June 24, 2012 and ending September 30, 2012 and provide for aggregating the applicable measurement periods starting with our fiscal quarter ending December 30, 2012 and (ii) to implement an additional earnings before interest, taxes, depreciation and amortization (EBITDA) requirement for our fiscal year ending September 30, 2012.

A copy of the amendment is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 2 to Revolving Credit and Security Agreement, dated as of July 23, 2012, between Hutchinson Technology Incorporated and PNC Bank, National Association, as Agent and Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: July 26, 2012	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10.1	Amendment No. 2 to Revolving Credit and Security Agreement, dated as of July 23, 2012, between Hutchinson Technology Incorporated and PNC Bank, National Association, as Agent and Lender.	Filed Electronically